UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SELECT BANCORP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SELECT BANCORP, INC.

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

SUPPLEMENT TO PROXY STATEMENT FOR

Annual Meeting of Shareholders

To be held May 19, 2020

This supplement (this “Supplement”) relates to the Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Select Bancorp, Inc. (the “Corporation”), dated April 9, 2020, furnished to shareholders of the Corporation in connection with the Corporation’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 19, 2020 at 10:00 a.m., local time, at our main office located at 700 West Cumberland Street, Dunn, North Carolina 28334. This Supplement dated May 7, 2020 is being filed with the Securities and Exchange Commission and is being mailed to shareholders on or about May 8, 2020.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH

THE CORPORATION’S PROXY STATEMENT.

This Supplement updates the Proxy Statement and the proxy card to revise the list of nominees for election to our Board of Directors (“Board”) and certain other information in the Proxy Statement. Except as set forth below, this Supplement does not change the proposals to be acted on at the Annual Meeting or our Board’s recommendations with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares.

Passing of Director Nominee Anthony E. Rand

On May 1, 2020, Mr. Anthony E. Rand, our long-time director, passed away following a protracted battle with cancer. As set forth in the Proxy Statement, Mr. Rand had been nominated for re-election by shareholders to a one-year term at the Annual Meeting. In light of Mr. Rand’s passing, the Board elected to reduce the size of the Board from 13 members to 12 members, and, as a result, there will be only four nominees for election at the Annual Meeting, as previously described in the Proxy Statement.

Voting Matters

If you have already voted, you do not need to take any action unless you wish to revoke your proxy or change your vote. It is not necessary for you to re-vote your shares if you have already voted. Proxy cards and voting instruction forms already returned will remain valid and shares represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked. No votes received before or after the date of this Supplement will be counted for the election of Mr. Rand to our Board. If you have not yet voted, we strongly encourage you to vote as promptly as possible through the Internet, by telephone or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). You do not need to obtain a new proxy card or voting instruction form if you have not yet voted. Instead, any votes for Mr. Rand as a nominee will be disregarded by the proxies appointed to vote your shares at the Annual Meeting.

By Order of the Board of Directors

William L. Hedgepeth II
President and Chief Executive Officer